EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in the Registration Statements on Form S‑3 (File No. 333‑225230, 333-250083, and 333-255303), Form S‑4 (File No. 333‑229510), and Form S-8 (File No. 333‑233864 and 333-258235) of Immunic, Inc. of our report dated February 24, 2022, relating to the consolidated financial statements of Immunic, Inc., which appears in this annual report on Form 10-K for the year ended December 31, 2021.

/s/ Baker Tilly US, LLP

Minneapolis, Minnesota
February 24, 2022